UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2013

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Charles & Colvard, Ltd. (the “Company”) approved an amendment and restatement of the Charles & Colvard, Ltd. Corporate Incentive Plan (the “Plan”) with effect as of January 1, 2013. Pursuant to the amendment and restatement, the Plan was amended primarily to: (1) add revenue and personal objectives to the existing Plan objective of EBITDA for short-term cash awards and long-term equity awards; (2) authorize the Committee to make equity awards under the Plan in the form of restricted stock or stock options, where the Plan previously only provided for stock options; and (3) authorize the Committee in its discretion to adjust the EBITDA calculation for one-time events, including accounting charges not forecasted, as approved by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

September 3, 2013	By:	/s/ Randy N. McCullough
Randy N. McCullough
President and Chief Executive Officer